                                                                  Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS



         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related prospectus of CorVel Corporation for the registration of 200,000 shares of its common stock and the incorporation by reference therein of our report dated May 8, 1996, with respect to the consolidated financial statements and schedule of CorVel Corporation included in its Annual Report on Form 10- K for the year ended March 31, 1996 filed with the Securities and Exchange Commission.



                                            /s/ Ernst & Young LLP
                                            -------------------------------
                                                  Ernst & Young LLP

Orange County, California
December 2, 1996





                                      II-6